Exhibit 99.2

Investor Relations Contact: Brian Norris EnerNOC, Inc. +1.617.532.8104 bnorris@enernoc.com	Media and Analyst Contact: Sarah McAuley EnerNOC, Inc. +1.617.532.8195 smcauley@enernoc.com

EnerNOC Announces Common Stock Repurchase Program

– Company May Repurchase Up To $30 Million of Common Stock Over Next 12 Months –

Boston, MA – August 6, 2013 – EnerNOC, Inc. (Nasdaq:ENOC), a leading provider of energy intelligence software, today announced that its Board of Directors has authorized the repurchase of up to $30 million of the Company’s common stock over the next twelve months. The purchases of common stock will be executed periodically on the open market as market and business conditions warrant.

“Our common stock repurchase program enables us to opportunistically reduce dilution from stock compensation,” said Tim Healy, Chairman and Chief Executive Officer of EnerNOC, Inc. “This program reflects the confidence of the Board of Directors in our long-term growth strategy and further demonstrates its commitment to enhancing shareholder value.”

The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time. The common stock repurchase program will remain in effect through August 6, 2014 unless terminated earlier by the Board of Directors. At June 30, 2013 the Company had approximately $102 million in cash and cash equivalents and approximately 30.2 million shares of common stock outstanding.

About EnerNOC

EnerNOC is a leading provider of energy intelligence software and related solutions. EnerNOC unlocks the full value of energy management for utility and commercial, institutional, and industrial (C&I) customers by delivering a comprehensive suite of demand-side management services that reduce real-time demand for electricity, increase energy efficiency, improve energy supply transparency in competitive markets, and mitigate emissions. EnerNOC’s Utility Solutions™ offerings, which include both implementation and consulting services, are helping hundreds of utilities and grid operators worldwide meet their demand-side management objectives. EnerNOC serves thousands of commercial, institutional, and industrial customers worldwide through a suite of energy management applications including: DemandSMART™, comprehensive demand response; EfficiencySMART™, continuous energy savings; and SupplySMART™, energy price and risk management. EnerNOC’s Network Operations Center (NOC) offers 24x7x365 customer support. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating the Company’s ability to execute its common stock repurchase program, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.